                                                          Exhibit 10.1

                              SETTLEMENT AGREEMENT
                              --------------------

          This SETTLEMENT AGREEMENT ("Agreement") is made and effective as of this April 24, 1998 by and among (i) Sound Source Interactive, Inc. (the "Company"), a Delaware corporation, (ii) ASSI, Inc. ("ASSI"), a Nevada corporation, (iii) NCD, Inc. ("NCD"), a Delaware corporation, (iv) The Boston Group, L.P. ("TBG"), a California limited partnership, (v) Vincent J. Bitetti ("VJB"), an individual resident of Los Angeles County, California, (vi) Ulrich
E. Gottschling ("UEG"), an individual resident of Orange County, California,
(vii) Mark A. James ("MAJ"), an individual resident of Las Vegas, Nevada, and
(viii) Robert G. Kalik ("RGK"), an individual resident of Montgomery County, Maryland (each individually a "Party" and collectively the "Parties").


                                R E C I T A L S

          WHEREAS, disputes have arisen among the Parties including without limitation the legal proceedings currently pending in Los Angeles Superior Court and bearing case numbers LASC BC 187 656 ("Lawsuit #1") and LASC BC 188 459 ("Lawsuit #2") which have to date resulted in the issuance of a temporary restraining order in each case (the "Temporary Restraining Orders") enjoining the Company, VJB, and UEG from holding directors' meetings consisting of a board of directors of more than 5 members of which 2 are nominees of TBG and 1 is a nominee of ASSI and;

          WHEREAS, the Parties now desire to irrevocably and forever settle by agreement all pending and past disputes between them, including without limitation the issuance of the Temporary Restraining Orders;


                               A G R E E M E N T

          NOW THEREFORE, in consideration of the mutual promises, the releases contained herein, the payments described in Sections 5.1 and 5.2 hereof, and other consideration, the value, sufficiency, and receipt of which are hereby acknowledged, the Parties agree as follows.


                                   ARTICLE I

                        MUTUAL RELEASES AND DISMISSAL OF
                        --------------------------------
                               PENDING LITIGATION
                               ------------------

          Section 1.1  Release of Claims.  Each of the Parties (a "Releasing
                       -----------------
Party") on behalf of itself and its employees, partners, agents, subsidiaries, officers, directors, and all others claiming through it hereby jointly and severally forever and irrevocably releases and discharges each of the other Parties, Wayne Rogers, Alan Lyons, John Wholihan, Ernest Klinger, Ronald Hart, Samuel Poole, Richard Azevedo, Robert DiMinico, Joseph Sorbara, Robert Burke, Joseph Stevens & Co., L.P., the law firm of Jeffer, Mangels, Butler & Marmaro LLP, the law firm of James, Driggs & Walch (and the law firm of James, Driggs, Walch, Santoro & Thompson), the law firm of McDermott, Will & Emery, the law firm of Nateman & Kalik, LLP, the law firm of Clarkson, Gore & Marsella, APLC, the law firm of Horwitz & Beam, the law firm of Margolis & Morin, and Louis Habash and their respective employees, partners, officers, directors, agents, shareholders, subsidiaries, successors, and assigns (each a "Released Person") from any and all claims, losses, demands, liabilities, obligations, indemnities, charges, and causes of action (collectively "Claims") of any and all nature whatsoever whether based on tort, contract, statute, equitable theory of recovery, or otherwise, whether now known, unknown, unforeseen, or unsuspected, which the Releasing Party may now or in the future have jointly or severally against the Released Persons individually or in combination with others from the beginning of time until the date of this Agreement and which arise out of any Released Person's activities to the date hereof with respect to, or are in any way connected with, the Company, including without limitation the issuance, acquisition, ownership, holding, or voting of any securities of the Company, the management or conduct of the Company's affairs by any Party acting as or entitled to nominate a member (or observer) of the Company's Board of Directors, and all Claims asserted by any Party in Lawsuit #1 or Lawsuit #2; provided that the releases and discharges contained herein do not apply to the Claims (a) by the Company, VJB or TBG pursuant to the indemnification provisions of that certain Underwriting Agreement dated July 1, 1996, among TBG, Joseph Stevens & Co., L.P., the Company, VJB, and Eric Winston or pursuant to indemnification and contribution rights and obligations available under applicable law with respect to Claims of third parties against any Party, or (b) by the Company to the extent the giving of such release or discharge would violate a director's fiduciary duty to the Company, its stockholders, or its creditors.

          Section 1.2  Dismissal of Lawsuit #1.  Concurrently with the execution
                       -----------------------
and delivery of this Agreement, ASSI, MAJ, and NCD will deliver a fully executed dismissal of action in the form of Exhibit A hereto to the Company, which the Company will promptly file in the Superior Court of the State of California for the County of Los Angeles.

          Section 1.3  Dismissal of Lawsuit #2.  Concurrently with the execution
                       -----------------------
and delivery of this Agreement, TBG will deliver a fully executed dismissal of action in the form of Exhibit B hereto to the Company, which the Company will promptly file in the Superior Court of the State of California for the County of Los Angeles.

          Section 1.4  Waiver of Section 1542.  Each Party hereby irrevocably
                       ----------------------
and forever expressly waives any right or claim or right to assert hereafter that any claim, loss, demand, liability, obligation, indemnity, charge, or cause of action has through ignorance, oversight, or error been omitted from the terms of this Agreement and further expressly waives any right or claim that it may have under the law of any jurisdiction to the effect that releases and discharges (such as those given herein) do not apply to unknown or unstated claims. It is the express intent of the Parties that each Party hereby waives any and all claims it may have related to the subject matter of this Settlement Agreement, including any which are presently unknown, unsuspected, unanticipated, or undisclosed. Each Party expressly waives the provisions of
Section 1542 of the Civil Code of California, which provides as follows:


          [a] general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          Section 1.5  Certain Trial or Appeal Rights.  Each Party hereby
                       ------------------------------
irrevocably and forever expressly waives any rights it may have with respect to any one or more other Parties to proceed to trial or to appeal any matter relating to Lawsuit #1, Lawsuit #2, or the Temporary Restraining Orders and all such Party's rights under Section 473 of the Code of Civil Procedure of California.


                                   ARTICLE II

                            CORPORATE  RESTRUCTURING
                            ------------------------

          Section 2.1  Resignations.  Within 5 business days after the execution
                       ------------
and delivery of this Agreement, the Company, UEG, and VJB will deliver to the Secretary of the Company, ASSI and TBG fully executed resignations of Wayne Rogers, Alan Lyons, John Wholihan, and Robert Kalik in the form attached hereto as Exhibit C.

          Section 2.2  Bylaws; ASSI Consent.  The Company's Bylaws will
                       --------------------
concurrently with the execution and delivery of this Agreement be amended and restated by the Company's Board of Directors as set forth in Exhibit D, which among other things provides for the authorized number of directors to be changed to 7 and ASSI will, concurrently with the execution and delivery of this Agreement, execute and deliver its consent to such amendment in the form attached hereto as Exhibit E ("Consent").

          Section 2.3  Recapitalization. Concurrently with the execution and
                       ----------------
delivery of this Agreement all warrants to acquire the Company's common stock par value $.001 ("Common Stock") currently held by ASSI (being 4,816,657 warrants) will be exchanged (the "Exchange") for 1,100,000 shares of the Company's Common Stock upon terms and conditions whereby provisions relating to registration rights as may be enhanced by supplemental agreements and any other rights and privileges of ASSI to be enjoyed upon an exercise of the warrants will survive in full force and effect and without any diminution. ASSI will execute and deliver a lock-up agreement in the form of Exhibit F hereto upon consummation of the Exchange. The Parties acknowledge that this Agreement effects multiple settlements and agree that the value of the Claims (as affect the warrants) which ASSI has against the Company and which ASSI has released and discharged herein has been factored into the Exchange. Pursuant to (P)5(t) of the Underwriting Agreement (if applicable), TBG consents to the Exchange and will on or before the Exchange obtain and deliver to ASSI and the Company the written consent (if required) of Joseph Stevens & Company, L.P.

          Section 2.4  Approval of Transactions; Corporate Governance.
                       ----------------------------------------------

          (a) Concurrently with the execution and delivery of this Agreement, the Board of Directors consisting of VJB, UEG, and MAJ (in accordance with the Temporary Restraining Orders) and acting by unanimous written consent in the form attached hereto as Exhibit G will approve the transactions contemplated by this Agreement and take such further actions as are set forth therein, including without limitation acceptance of the resignations described in Section 2.1, amendment of the Bylaws as described in Section 2.2, approval of the Exchange, approval of the employment arrangements described in Article III, and the election of directors to fill all vacancies on the expanded Board of Directors ("New Board of Directors"). Each party which has nominated one or more directors as reflected in Exhibit G, to its best knowledge, represents and warrants that its nominee(s) will accept election.

          (b) The Company will hold its 1997 annual stockholders meeting on or before June 30, 1998 ("1997 Annual Meeting") and its 1998 annual stockholders meeting on or before December 31, 1998 ("1998 Annual Meeting").

          (c) (i) The Company's slate of directors for the 1997 Annual Meeting will be as follows:

          VJB (as a nominee of VJB to the extent permitted by the Stockholder Voting Agreement dated as of April 30, 1996 between the Company, VJB, Eric Winston, and ASSI and the Consent)

          UEG (as a 2nd nominee of VJB to the extent permitted by the Stockholder Voting Agreement and the Consent)

          Richard Azevedo  (as a nominee of TBG under the Underwriting
                           Agreement)

          Samuel Poole     (as a 2nd nominee of TBG under the Underwriting
                           Agreement)

          MAJ (as a nominee of ASSI to the extent permitted by the Stockholder Voting Agreement and the Consent)

          Wayne Rogers     (as the Expansion Member nominee of VJB as provided
                           in the Consent)

          John Wholihan    (as the Expansion Member nominee of ASSI as provided
                           in the Consent).

              (ii) At the 1997 Annual Meeting, the Company will submit the transactions in Article II (except Sections 2.1, 2.3, 2.5 and 2.6) and Article III of this Agreement for stockholder approval together with such other matters as the New Board of Directors may deem advisable.

          (d) The Company's slate of directors for a 7 person board of directors at the 1998 Annual Meeting will be as follows:

          VJB (as a nominee of VJB to the extent permitted by the Stockholder Voting Agreement and the Consent)

          a person selected   (as a 2nd nominee of VJB to the extent permitted
                              by the

          by VJB              Stockholder Voting Agreement and the Consent)

          Richard Azevedo     (as a nominee of TBG under the Underwriting
                              Agreement)

          Samuel Poole        (as a 2nd nominee of TBG under the Underwriting
                              Agreement)

          a person nominated  (as a nominee of ASSI to the extent permitted by
          by ASSI             the Stockholder Voting Agreement and the Consent)

          Wayne Rogers        (as the Expansion Member nominated by VJB as
                              provided in the Consent)

          John Wholihan       (as the Expansion Member nominee of ASSI as
                              provided in the Consent).

          Section 2.5  CFO.  The Company (acting through the New Board of
                       ---
Directors or a committee thereof) will identify and engage a qualified chief financial officer within 90 days or as soon as otherwise practicable as determined by such board or committee.

          Section 2.6  Filings.  All governmental securities filings will be
                       -------
submitted to each member of the New Board of Directors for his review and approval prior to the filing thereof by the Company, VJB, or UEG. The Parties hereto approve the filing of SEC Form 8-K Report in the form attached hereto as Exhibit K.


                                  ARTICLE III

                             EMPLOYMENT AGREEMENTS
                             ---------------------

          Section 3.1  VJB Contract.
                       ------------

          (a) Concurrently with execution and delivery of this Agreement, VJB and the Company will execute and deliver an employment agreement in the form attached hereto as Exhibit H ("VJB Employment Agreement") as previously negotiated by the compensation committee of the Company's then Board of Directors which the Company may in its discretion submit to the New Board of Directors (or the compensation committee thereof) for approval.

          (b) Pursuant to (P)5(x) of the Underwriting Agreement, TBG hereby consents to the terms and conditions of the VJB Employment Agreement.

          Section 3.2  UEG Contract.
                       ------------

          (a) Concurrently with the execution and delivery of this Agreement, UEG and the Company will execute and deliver a memorandum of employment terms in the form attached hereto as Exhibit I ("UEG Employment Memorandum") which the Company may submit to the New Board of Directors (or the compensation committee thereof) for action.

          (b) Pursuant to (P)5(x) of the Underwriting Agreement, TBG hereby consents to the terms and conditions of the UEG Employment Memorandum subject to any review and ratification by the New Board of Directors or the compensation committee thereof and any recommendations made thereby.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Section 4.1 Each of the Parties represents and warrants to each other Party as follows.

          (a) It has not heretofore assigned, transferred, or otherwise hypothecated to any person (other than as contemplated by Section
               1.1 of this Agreement) any of its Claims and will not hereafter do so, except as expressly permitted by this Agreement.

          (b) All Claims of such Party are free and clear of all liens, encumbrances, and rights of others and may be released and discharged without the consent or approval of or notice to any other person, including without limitation any governmental agency.

          (c) It has had the opportunity to consult with, and the benefit of, legal counsel of its own choosing with respect to the negotiation, execution, delivery, and performance of this Agreement and the transactions contemplated hereby. Prior to the execution of this Agreement by such Party, its attorney reviewed the Settlement Documents (defined below), made all changes (if any) necessary for the Settlement Documents to be acceptable to such Party, and fully explained the provisions thereof to such Party with respect to the advisability of making the settlements and agreements provided herein. Such Party has read the Settlement Documents and is fully aware of and understands all the terms, conditions, and legal consequences thereof.

          (d) It has not relied on any promise, representation, or warranty whatsoever, express or implied, made by another Party and not contained in the Settlement Documents in determining whether to execute and deliver this Agreement and any other Settlement Documents.

          (e) This Agreement (and any other Settlement Documents to which such Party is a party) has been duly executed and delivered by it and, when duly executed and delivered by all other parties thereto (if any), is legal, valid, and binding obligations of such Party enforceable against it in accordance with its terms.


                                   ARTICLE V

                               OTHER AGREEMENTS
                               ----------------

          Section 5.1  Certain Directors Fees.  Concurrently with execution and
                       ----------------------
delivery of this Agreement, the Company will pay to MAJ $5,000 as accrued unpaid directors fees and to Ronald Hart $2,500 as accrued unpaid directors fees against an appropriate receipt from the payee acknowledging payment in full.

          Section 5.2  Legal Fees.  (a) The Company will promptly pay the legal
                       ----------
fees of various Parties as follows:

          (i) the Company: (A) counsel's fees and costs of negotiation, preparation, review and closing of this Agreement and the other Settlement Documents by company check to McDermott, Will & Emery; (B) unpaid accrued legal fees for services rendered in connection with other matters to James, Driggs & Walch by company check in the amount of $5,467.43; and (C) counsel's fees and costs incurred in connection with various securities advice rendered to the Company and with Lawsuit #1 and Lawsuit #2 to Horwitz & Beam;

          (ii) VJB and UEG: counsel's fees and costs incurred in connection with Lawsuit #1 and Lawsuit #2 as directors and the costs of negotiation, preparation, review, and closing of this Agreement and the other Settlement Documents by company check to Margolis & Morin; and

          (iii) RGK: counsel's fees and incurred costs in connection with Lawsuit #1 and the costs of negotiation, preparation, review, and closing of this Agreement and the other Settlement Documents by company check to Clarkson, Gore & Marsella, APLC in the amount of $2,750.

     (b) The Company will not be obligated to pay any other Party's legal fees (except pursuant to Section 6.8). To the extent the Company receives any proceeds of insurance (or from other sources) as reimbursement of any Party's fees in connection with Lawsuit #1, Lawsuit #2, or other matters related thereto, the Company will retain such amounts.

          Section 5.3  Effect On Other Agreements.  The Parties hereto ratify
                       --------------------------
and confirm that the Stockholder Voting Agreement and Underwriting Agreement (including without limitation the rights of TBG to indemnification thereunder and the assignment of the Joseph Stevens & Co. director nomination rights) are in full force and effect and nothing contained in this Agreement or the other Settlement Documents, unless expressly set forth therein, in any way modifies, amends, or changes the provisions of such agreements.

          Section 5.4  Side Arrangements.
                       -----------------

          (a) Each Party hereto acknowledges and agrees that in order to achieve the settlements contained herein one or more Parties may have arrangements with other Parties not contained herein. Nothing in this Section 5.4 or any such arrangements will in any way affect the representation and warranty of a Party contained in Section 4.1.

          (b) The Parties acknowledge and agree that pursuant to this Section
5.4 ASSI may pay the legal fees of one or more Parties other than itself.

          Section 5.5  Third Party Beneficiary Consent.  To the extent any Party
                       -------------------------------
considers itself a third party beneficiary of the Stockholder Voting Agreement or the Underwriting Agreement, such Party hereby consents to any action by a Party hereunder with respect thereto.


                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          Section 6.1  Notices.  All notices, consents, approvals, and other
                       -------
communications required or permitted hereunder will be in writing; will be deemed to have been given when actually received; will be delivered either personally (such as by hand delivery or overnight or other receipted delivery service) or by certified or registered mail, return receipt requested, postage prepaid affixed; and will be addressed to the recipient as follows:

If to the Company,                          with a copy to,

Sound Source Interactive, Inc.              McDermott, Will & Emery
26115 Mureau Road                           600 13th Street, N.W.
Suite B                                     Washington, D.C.   20006-3096
Calabasas, CA   91302-3126                  Attention: Sean P. McGuinness, Esq.

if to ASSI or NCD,                          with a copy to,

James, Driggs, Walch, Santoro & Thompson    Kathryn Tschopik, Esq.
3773 Howard Hughes Parkway, Suite 290-N     Suite 200
Las Vegas, NV   89109                       100 Wilshire Boulevard
Attn: Mark A. James, Esq.                   Los Angeles, CA   90401-1113


if to TBG,                                  with a copy to,

The Boston Group, L.P.                      Heller, Ehrman, White & McAuliffe
2049 Century Park East                      601 South Figueroa Street
30th Floor                                  Los Angeles, CA 90017
Los Angeles, CA   90067                     Attention: Darryl Snider, Esq.


if to VJB,                                  with a copy to,

Vincent J. Bitetti                          Margolis & Morin
Chairman and Chief Executive Officer        444 South Flower Street
Sound Source Interactive, Inc.              Sixth Floor
26115 Mureau Road, Suite B                  Los Angeles, CA   90071
Calabasas, CA   91302-3126                  Attn: Michael D. Morin, Esq.


if to UEG,                                  with a copy to,

Ulrich E. Gottschling                       Margolis & Morin
President                                   444 South Flower Street
Sound Source Interactive, Inc.              Sixth Floor
26115 Mureau Road, Suite B                  Los Angeles, CA   90071
Calabasas, CA   91302                       Attention: Michael D. Morin, Esq.


if to MAJ,                                  with a copy to

Mark A. James                               Kathryn Tschopik, Esq.
James, Driggs, Walch, Santoro & Thompson    Suite 200
3773 Howard Hughes Parkway                  100 Wilshire Boulevard
Suite 290-N                                 Los Angeles, CA   90401-1113
Las Vegas, NV   89109


if to RGK,                                  with a copy to

Robert G. Kalik, Esq.                       Clarkson, Gore & Marsella, APLC
Nateman & Kalik, LLP                        Suite 350
1200 "G" Street, N.W.                       3424 Carson Street
Suite 363                                   Torrance, CA  90503
Washington, D.C.   20005                    Attention:  Scott C. Clarkson, Esq.

or such other address as a party may have previously furnished for itself to the others by a notice in accordance with this section.

          Section 6.2  Further Assurances.  Each of the Parties agrees to
                       ------------------
execute and deliver such instruments and to take such actions as the Company (acting through a majority of the authorized number of the New Board of Directors), TGB, or ASSI may reasonably request in order to further evidence, confirm, or effectuate the settlements contemplated by this Agreement. In particular and without limiting the preceding, it is specifically contemplated by the Parties that further action, proceedings, inquiries, discussions, or negotiations with one or more governmental entities may be necessary or convenient in order to completely expunge, vacate, or otherwise terminate issues raised by the Claims ("Further Proceedings"). Each Party agrees to cooperate with and support the Company, TBG, or ASSI in connection with Further Proceedings to the extent they occur or the Company, TBG, or ASSI participates therein, including without limitation the giving of prompt notice to the Company (which will in turn promptly notify all directors of the new Board of Directors thereof) and each other Party affected thereby of the existence of each of the Further Proceedings.

          Section 6.3  No Further Lawsuits.  Except as may be necessary to
                       -------------------
enforce rights pursuant to the Settlement Documents, each Party will forever refrain and forebear from commencing, instituting, or participating, either as named or unnamed parties, in any action, lawsuit, or other proceeding against any other Party (or other Released Persons), whether brought by the former or by others on its behalf or for its benefit based on, relating to, or arising out of any facts, matters, or circumstances covered by the Claims. Each Party agrees that this Agreement may be pleaded by any other Party (or other Released Person) as a full and complete defense to any claim, loss, demand, liability, obligation, indemnity, charge, action, investigation, inquiry, or other proceeding which may be brought or alleged by or on behalf of any one or more of the other Parties or their respective successors or assigns.

          Section 6.4  No Admissions.  No aspect of the settlements contained
                       -------------
herein or of the Settlement Documents, including without limitation the negotiation, execution, or delivery thereof, is intended or will constitute in any way an admission of liability by any Party for any purpose.

          Section 6.5  Press Release; Confidentiality.
                       ------------------------------

          (a) Promptly after execution and delivery of the Settlement Documents, the Company will issue the press release attached hereto as Exhibit J.

          (b) Each Party will hold in confidence and, except as permitted hereby or as required by law, will not disclose to any other person the circumstances surrounding or the negotiations involved with achievement of the settlements contained herein or the other Settlement Documents, unless otherwise approved by the Company, TBG, and ASSI in advance. Each Party may disclose information regarding the settlements herein and the other Settlement Documents to those of their advisors (including attorneys, accountants, and banks) who have a need to know such information in order to effectuate the transactions contemplated hereby, provided such advisors must undertake to maintain the confidentiality of such information. The obligation of each Party under this section will survive for a period of 10 years from the date hereof.

          Section 6.6  Successors and Assigns.  This Agreement will be binding
                       ----------------------
upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

          Section 6.7  Assignment.  No Party may assign, transfer, or otherwise
                       ----------
hypothecate either this Agreement or any of the rights, interests, or obligations of such Party herein without the prior approval of VJB and ASSI.

          Section 6.8  Attorneys' Fees.  In any action between any two or more
                       ---------------
of the Parties seeking interpretation or enforcement of any terms or provisions of any of the Settlement Documents, the prevailing party in such action will be entitled, in addition to any damages, injunctive, or other relief, to receive from the Parties opposing such prevailing party its reasonable costs and expenses, including without limitation attorneys fees, incurred by the prevailing party in connection with such action or proceeding.

          Section 6.9  Amendment.  This Agreement may not be amended, modified,
                       ---------
or supplemented in any manner except in a writing executed by each of the Parties (other than RGK, unless such amendment, modification, or supplement has an adverse effect on the releases and discharges in Section 1.1 in favor of
RGK).

          Section 6.10    Severability.  Any provision of this Agreement which
                          ------------
is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in a jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 6.11    Waiver.  No waiver of any provision of this Agreement
                          ------
will be enforceable unless in a writing executed by the Party against whom enforcement is sought. No delay or failure of a Party to exercise any right, power, or privilege hereunder or to strictly enforce the provisions hereof will constitute a waiver with respect thereto. No waiver of any provision of this Agreement on a given occasion will constitute a waiver thereof on any subsequent occasion unless in writing.

          Section 6.12    Third Party Beneficiaries.  This Agreement and the
                          -------------------------
transactions contemplated hereby are for the sole benefit of the Parties, other Released Persons, and their respective successors-in-interest and permitted assigns. No other person or entity is entitled to rely upon or receive any benefit from any of the Settlement Documents or any provisions thereof, except to the extent expressly stated therein.

          Section 6.13    Captions.  The article and section headings contained
                          --------
in this Agreement are for convenience or reference only and do not affect in any way the interpretation or enforcement of this Agreement.

          Section 6.14    Complete Agreement.  This Agreement, including the
                          ------------------
Settlement Documents, constitutes the entire agreement of the Parties with respect to subject matter hereof and thereof. In particular and without limiting the foregoing, each Party acknowledges that no representation or promise not expressly contained in one or more of the Settlement Documents has been made to it and that there are no promises or representations, express or implied, not set forth in the Settlement Documents relating to the subject matter thereof.

          Section 6.15    Definition of Settlement Documents.  "Settlement
                          ----------------------------------
Documents" means collectively this Agreement, the documents attached hereto as Exhibits to be executed and delivered concurrently with this Agreement, and such additional instruments as may be concurrently executed and delivered pursuant to this Agreement.

          Section 6.16    Gender and Number.  As used in this Agreement, the
                          -----------------
masculine, feminine, or neuter gender, and the singular or plural number, will each be deemed to include the others whenever the context so indicates.

          Section 6.17    Remedies Cumulative; Specific Performance.
                          -----------------------------------------

          (a) The rights and remedies of the Parties under this Agreement are cumulative with one another and with any other remedies available at law, in equity, or otherwise.

          (b) Without limiting the generality of clause (a) and in recognition of the special and unique character of each Party's obligations in connection with the settlements and other agreements made herein by the Parties and of the inadequacy of an action at law for damages to compensate for a breach thereof, each Party agrees that specific performance and other equitable relief may be had by any other Party hereto in the event of actual, threatened, or anticipatory breach of any such obligations.

          Section 6.18    Counterparts.  Any of the Settlement Documents may be
                          ------------
executed in two or more counterparts, all of which together will constitute one and the same document, and may be executed and delivered by facsimile or telecopier; provided that any Party which elects to execute and deliver a Settlement Document or counterpart thereof by facsimile or telecopier will within 3 days of the date of such delivery provide to each other Party (or its attorney) a manually executed original counterpart.

          Section 6.19    Venue.  In the event any legal proceeding is necessary
                          -----
to enforce, interpret, or resolve any disputes arising under this Agreement, the sole and exclusive forum for such proceeding will be the Municipal and Superior Courts for the County of Los Angeles, California or the federal district court for the Central District of California, and all related appellate courts. Each Party hereby consents to the jurisdiction and venue of such courts.

          Section 6.20    Construction.  The Parties directly or through their
                          ------------
respective counsel have mutually participated in the negotiation and preparation of this Agreement and agree that no provision herein will be construed against any Party due to the activities of that Party or its attorney in the preparation of this Agreement.

          Section 6.21    Governing Law.  This Agreement and each of the other
                          -------------
Settlement Documents (unless expressly stated otherwise therein) will be interpreted and enforced in accordance with the laws of the State of California without regard to its conflicts-of-laws rules.

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

  IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first set forth above.


APPROVED AS TO FORM:                            PARTIES:
--------------------                            --------

                                                COMPANY:
McDERMOTT WILL & EMERY
                                                SOUND SOURCE INTERACTIVE, INC.

/s/ Sean P. McGuinness                          /s/ Vincent J. Bitetti
----------------------                          ----------------------
Sean P. McGuinness                              Vincent J. Bitetti
Attorneys for Sound Source                      Chief Executive Officer
Interactive, Inc.


HELLER EHRMAN WHITE & McAULIFFE                 TBG:
                                                THE BOSTON GROUP, L.P.
/s/ Darryl Snider
-----------------                               /s/ Robert A. Diminico
Darryl Snider                                   ----------------------
Attorneys for the Boston Group                  Robert A. DiMinico,
                                                President


COUDERT BROTHERS                                ASSI:
                                                ASSI, INC.

/s/ Gregory Keever                              /s/ Louis Habash
------------------                              ----------------
Gregory Keever                                  Louis Habash,
Attorneys for ASSI, Inc.                        President


COUDERT BROTHERS                                NCD:
                                                NCD, INC.

/s/ Gregory Keever                              /s/ Louis Habash
------------------                              ----------------
Gregory Keever                                  Louis Habash
Attorneys for NCD, Inc.                         President


MARGOLIS & MORIN

/s/ Michael D. Morin                            /s/ Vincent J. Bitetti
--------------------                            ---------------------
Michael D. Morin                                VINCENT J. BITETTI,
Attorneys for Vincent J. Bitetti                individually


MARGOLIS & MORIN

/s/ Michael D. Morin                            /s/ Ulrich E. Gottschling
--------------------                            -------------------------
Michael D. Morin                                ULRICH E. GOTTSCHLING,
Attorneys for Vincent J. Bitetti                individually

KATHRYN TSCHOPIK, ESQ.

/s/ Kathryn Tschopik                            /s/ Mark A. James
--------------------                            -----------------
Kathryn Tschopik                                MARK A. JAMES,
Attorneys for Mark A. James                     individually


CLARKSON, GORE & MARSELLA, APLC

/s/ Scott C. Clarkson                           /s/ Robert G. Kalik
---------------------                           -------------------
Scott C. Clarkson                               ROBERT G. KALIK,
Attorneys for Robert G. Kalik                   individually

                                       13